Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2022 THIRD-QUARTER RESULTS
•Fleet utilization at Rail North America and Rail International remains above 99%
•Company expects to be at the upper end of the previously announced 2022 full-year earnings guidance range
•Investment volume totaled approximately $888 million year to date

CHICAGO, Oct. 25, 2022 - GATX Corporation (NYSE:GATX) today reported 2022 third-quarter net income of $29.1 million, or $0.81 per diluted share, compared to net income of $40.1 million or $1.11 per diluted share in the third quarter of 2021. The 2022 third-quarter results include an impairment charge of $10.8 million, or $0.30 per diluted share, related to the Company's decision to exit its rail business in Russia.

Net income for the first nine months of 2022 was $107.5 million, or $2.99 per diluted share, compared to $82.1 million, or $2.28 per diluted share, in the prior year period. The 2022 year-to-date results include net negative impacts of $55.2 million, or $1.54 per diluted share, from Tax Adjustments and Other Items. The 2021 year-to-date results included net negative impacts of $43.1 million, or $1.20 per diluted share, from Tax Adjustments and Other Items. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

"Demand for railcars remains strong across our global fleets," said Robert C. Lyons, president and chief executive officer of GATX. "Fleet utilization at Rail North America remains high at 99.6% and our renewal success rate was 87.2% during the quarter. Absolute lease rates in North America increased sequentially for the ninth consecutive quarter, and the renewal lease rate change of GATX’s Lease Price Index was positive 37.5% with an average renewal term of 33 months. We recently announced a new committed railcar supply agreement, totaling a minimum of 15,000 railcars, which will enable us to continue serving our large and diverse customer base in North America.

"Rail International performed well during the quarter as Rail Europe and Rail India maintained high fleet utilization and continued to take delivery of new cars to meet robust customer demand. In Portfolio Management, the Rolls-Royce and Partners Finance affiliates continue to perform as expected. Global air passenger volume improved from a year ago but remains below pre-pandemic levels."

Mr. Lyons added, “Despite a volatile macro environment, we continue to identify attractive long-term growth opportunities in our markets in addition to the signing of a new railcar supply agreement in North America. Our disciplined asset allocation strategy resulted in investment volume of $203.4 million in the quarter and $887.9 million year to date.”

Mr. Lyons concluded, “Based on year-to-date performance and our outlook for the remainder of the year, we expect our 2022 full-year earnings to be at the upper end of our previously announced guidance range of $5.60 to $6.00 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $64.3 million in the third quarter of 2022, compared to $66.5 million in the third quarter of 2021. Year to date, Rail North America reported segment profit of $237.8 million, compared to $209.8 million in the same period of 2021. Higher revenue in the third quarter of 2022 was offset primarily by lower remarketing income due to timing. Higher 2022 year-to-date results were predominantly driven by higher gains on asset dispositions.

At Sept. 30, 2022, Rail North America’s wholly owned fleet was composed of approximately 111,500 cars, including over 10,200 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.6% at the end of the third quarter, compared to 99.4% at the end of the prior quarter and 99.2% at the end of the third quarter of 2021. During the third quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was positive 37.5%. This compares to positive 18.3% in the prior quarter and negative 8.1% in the third quarter of 2021. The average lease renewal term for all cars included in the LPI during the third quarter was 33 months, compared to 34 months in the prior quarter and 32 months in the third quarter of 2021. Rail North America’s investment volume during the third quarter was $142.5 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $14.5 million in the third quarter of 2022, compared to $27.0 million in the third quarter of 2021. Year-to-date 2022, Rail International reported segment profit of $67.7 million, compared to $76.1 million for the same period of 2021. The third-quarter and year-to-date 2022 segment results include an impairment charge of $10.8 million related to the Company's decision to exit its rail business in Russia. Compared to the prior year periods, results were favorably impacted by more railcars on lease and negatively impacted by changes in foreign currency exchange rates.

At Sept. 30, 2022, GATX Rail Europe’s (GRE) fleet consisted of over 27,700 cars. Utilization was 99.4%, compared to 99.9% at the end of the prior quarter and 98.1% at the end of the third quarter of 2021. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $11.2 million in the third quarter of 2022, compared to $6.2 million in the third quarter of 2021. Segment loss year-to-date 2022 was $8.4 million, compared to a segment profit of $24.5 million for the same period of 2021. Year-to-date 2022 results include an impairment charge of $31.5 million associated with the decision to sell five specialized gas vessels (recorded in the second quarter) and a net impairment charge recorded by the Rolls-Royce and Partners Finance affiliates (RRPF), of which GATX's share is $15.3 million, related to aircraft spare engines in Russia (recorded in the first quarter). Favorable results in 2022 were driven by the performance at RRPF.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2022 third-quarter results. Call details are as follows:

Tuesday, Oct. 25, 2022
11 a.m. Eastern Time
Domestic Dial-In: 1-888-660-6118
International Dial-In: 1-929-203-1802
Replay: 1-800-770-2030 or 1-647-362-9199 / Access Code: 2548217

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Oct. 25, 2022.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2021 and in any subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the duration and effects of the global COVID-19 pandemic and any mandated pandemic mitigation requirements, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities

•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•fluctuations in foreign exchange rates
•inflation and deflation
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•U.S. and global political conditions, including the ongoing military action between Russia and Ukraine
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(10/25/2022)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Revenues
Lease revenue	$292.4	$283.9	$860.6	$852.1
Marine operating revenue	4.8	5.0	16.2	13.7
Other revenue	23.8	24.6	73.5	70.6
Total Revenues	321.0	313.5	950.3	936.4
Expenses
Maintenance expense	75.9	74.2	221.3	225.1
Marine operating expense	3.6	3.7	11.7	13.8
Depreciation expense	88.7	91.1	268.2	271.2
Operating lease expense	9.0	9.0	27.1	30.1
Other operating expense	8.7	9.7	28.7	31.3
Selling, general and administrative expense	47.6	45.9	142.7	140.8
Total Expenses	233.5	233.6	699.7	712.3
Other Income (Expense)
Net gain on asset dispositions	3.9	21.9	53.4	79.1
Interest expense, net	(53.6)	(49.8)	(156.7)	(153.4)
Other expense	(2.5)	(0.3)	(15.8)	(9.7)
Income before Income Taxes and Share of Affiliates’ Earnings	35.3	51.7	131.5	140.1
Income taxes	(13.7)	(14.4)	(38.8)	(36.4)
Share of affiliates’ earnings (losses), net of taxes	7.5	2.8	14.8	(21.6)
Net Income	$29.1	$40.1	$107.5	$82.1

Share Data
Basic earnings per share	$0.82	$1.13	$3.04	$2.32
Average number of common shares	35.2	35.5	35.4	35.4

Diluted earnings per share	$0.81	$1.11	$2.99	$2.28
Average number of common shares and common share equivalents	35.7	36.0	35.9	36.0

Dividends declared per common share	$0.52	$0.50	$1.56	$1.50

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2022	2021
Assets
Cash and Cash Equivalents	$596.3	$344.3
Restricted Cash	0.3	0.2
Receivables
Rent and other receivables	71.9	69.8
Finance leases (as lessor)	102.1	100.2
Less: allowance for losses	(6.0)	(6.2)
	168.0	163.8

Operating Assets and Facilities	11,168.4	11,163.6
Less: allowance for depreciation	(3,310.2)	(3,378.8)
	7,858.2	7,784.8
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	246.4	270.7
Finance leases, net of accumulated depreciation	—	1.5
	246.4	272.2

Investments in Affiliated Companies	604.3	588.4
Goodwill	109.3	123.0
Other Assets ($46.9 million and $3.8 million related to assets held for sale)	292.6	265.0
Total Assets	$9,875.4	$9,541.7

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$184.5	$215.8
Debt
Commercial paper and borrowings under bank credit facilities	16.3	18.1
Recourse	6,353.1	5,887.5
	6,369.4	5,905.6
Lease Obligations (as lessee)
Operating leases	259.0	286.2
Finance leases	—	1.5
	259.0	287.7

Deferred Income Taxes	1,007.5	1,001.0
Other Liabilities	114.5	112.4
Total Liabilities	7,934.9	7,522.5
Total Shareholders’ Equity	1,940.5	2,019.2
Total Liabilities and Shareholders’ Equity	$9,875.4	$9,541.7

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$211.3	$65.3	$8.3	$7.5	$292.4
Marine operating revenue	—	—	4.8	—	4.8
Other revenue	20.0	2.3	—	1.5	23.8
Total Revenues	231.3	67.6	13.1	9.0	321.0
Expenses
Maintenance expense	62.4	12.8	—	0.7	75.9
Marine operating expense	—	—	3.6	—	3.6
Depreciation expense	65.3	16.8	3.7	2.9	88.7
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.0	1.5	0.6	0.6	8.7
Total Expenses	142.7	31.1	7.9	4.2	185.9
Other Income (Expense)
Net gain (loss) on asset dispositions	13.3	(10.3)	0.8	0.1	3.9
Interest expense, net	(36.5)	(11.2)	(4.6)	(1.3)	(53.6)
Other (expense) income	(1.4)	(0.5)	0.1	(0.7)	(2.5)
Share of affiliates' pre-tax earnings	0.3	—	9.7	—	10.0
Segment profit	$64.3	$14.5	$11.2	$2.9	$92.9
Less:
Selling, general and administrative expense					47.6
Income taxes (includes $2.5 related to affiliates' earnings)					16.2
Net income					$29.1

Selected Data:
Investment volume	$142.5	$50.1	$—	$10.8	$203.4

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$8.8	$0.3	$—	$—	$9.1
Residual sharing income	0.2	—	0.8	—	1.0
Non-remarketing net gains (1)	4.3	0.2	—	0.1	4.6
Asset impairments	—	(10.8)	—	—	(10.8)
	$13.3	$(10.3)	$0.8	$0.1	$3.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$200.4	$68.8	$8.2	$6.5	$283.9
Marine operating revenue	—	—	5.0	—	5.0
Other revenue	19.4	2.7	0.1	2.4	24.6
Total Revenues	219.8	71.5	13.3	8.9	313.5
Expenses
Maintenance expense	58.9	14.0	—	1.3	74.2
Marine operating expense	—	—	3.7	—	3.7
Depreciation expense	64.8	18.5	4.9	2.9	91.1
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.6	1.8	0.6	0.7	9.7
Total Expenses	139.3	34.3	9.2	4.9	187.7
Other Income (Expense)
Net gain on asset dispositions	20.2	0.9	0.6	0.2	21.9
Interest expense, net	(32.9)	(10.9)	(4.5)	(1.5)	(49.8)
Other (expense) income	(1.1)	(0.2)	2.0	(1.0)	(0.3)
Share of affiliates' pre-tax (loss) earnings	(0.2)	—	4.0	—	3.8
Segment profit	$66.5	$27.0	$6.2	$1.7	$101.4
Less:
Selling, general and administrative expense					45.9
Income taxes (includes $1.0 related to affiliates' earnings)					15.4
Net income					$40.1

Selected Data:
Investment volume	$178.9	$40.9	$—	$10.0	$229.8

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$14.4	$0.3	$—	$0.2	$14.9
Residual sharing income	0.2	—	0.6	—	0.8
Non-remarketing net gains (1)	5.6	0.6	—	—	6.2
	$20.2	$0.9	$0.6	$0.2	$21.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$615.0	$199.4	$24.8	$21.4	$860.6
Marine operating revenue	—	—	16.2	—	16.2
Other revenue	61.8	6.5	0.1	5.1	73.5
Total Revenues	676.8	205.9	41.1	26.5	950.3
Expenses
Maintenance expense	180.1	39.0	—	2.2	221.3
Marine operating expense	—	—	11.7	—	11.7
Depreciation expense	193.7	52.0	13.6	8.9	268.2
Operating lease expense	27.1	—	—	—	27.1
Other operating expense	19.2	6.0	1.7	1.8	28.7
Total Expenses	420.1	97.0	27.0	12.9	557.0
Other Income (Expense)
Net gain (loss) on asset dispositions	90.0	(7.9)	(29.1)	0.4	53.4
Interest expense, net	(105.8)	(33.5)	(13.9)	(3.5)	(156.7)
Other (expense) income	(3.4)	0.2	—	(12.6)	(15.8)
Share of affiliates' pre-tax earnings	0.3	—	20.5	—	20.8
Segment profit (loss)	$237.8	$67.7	$(8.4)	$(2.1)	$295.0
Less:
Selling, general and administrative expense					142.7
Income taxes (includes $6.0 related to affiliates' earnings)					44.8
Net income					$107.5

Selected Data:
Investment volume	$676.6	$177.8	$—	$33.5	$887.9

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$74.4	$1.0	$—	$0.2	$75.6
Residual sharing income	2.3	—	2.4	—	4.7
Non-remarketing net gains (1)	13.3	1.9	—	0.2	15.4
Asset impairments	—	(10.8)	(31.5)	—	(42.3)
	$90.0	$(7.9)	$(29.1)	$0.4	$53.4
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$611.4	$204.7	$19.8	$16.2	$852.1
Marine operating revenue	—	—	13.7	—	13.7
Other revenue	56.4	7.9	0.5	5.8	70.6
Total Revenues	667.8	212.6	34.0	22.0	936.4
Expenses
Maintenance expense	178.8	43.6	—	2.7	225.1
Marine operating expense	—	—	13.8	—	13.8
Depreciation expense	195.7	55.2	12.6	7.7	271.2
Operating lease expense	30.1	—	—	—	30.1
Other operating expense	22.6	5.5	1.2	2.0	31.3
Total Expenses	427.2	104.3	27.6	12.4	571.5
Other Income (Expense)
Net gain on asset dispositions	74.8	2.0	1.7	0.6	79.1
Interest expense, net	(102.5)	(34.2)	(12.0)	(4.7)	(153.4)
Other (expense) income	(2.9)	—	2.0	(8.8)	(9.7)
Share of affiliates' pre-tax (loss) earnings	(0.2)	—	26.4	—	26.2
Segment profit (loss)	$209.8	$76.1	$24.5	$(3.3)	$307.1
Less:
Selling, general and administrative expense					140.8
Income taxes (includes $47.8 related to affiliates' earnings)					84.2
Net income					$82.1

Selected Data:
Investment volume	$394.4	$126.1	$353.0	$19.7	$893.2

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$62.2	$0.7	$—	$0.5	$63.4
Residual sharing income	0.8	—	1.7	—	2.5
Non-remarketing net gains (1)	11.8	1.3	—	0.1	13.2
	$74.8	$2.0	$1.7	$0.6	$79.1
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income (GAAP)	$29.1	$40.1	$107.5	$82.1
Adjustments attributable to consolidated pre-tax income:
Rail Russia impairment at Rail International (2)	10.8	—	10.8	—
Specialized Gas Vessels impairment at Portfolio Management (3)	—	—	31.5	—
Environmental remediation costs (4)	—	—	5.9	—
Debt extinguishment costs (5)	—	—	—	4.5
Total adjustments attributable to consolidated pre-tax income	$10.8	$—	$48.2	$4.5
Income taxes thereon, based on applicable effective tax rate	$—	$—	$(1.5)	$(1.1)
Other income tax adjustments attributable to consolidated income:
Income tax rate change (6)	—	—	(3.0)	—
Total other income tax adjustments attributable to consolidated income	$—	$—	$(3.0)	$—
Adjustments attributable to affiliates' earnings, net of taxes:
Aircraft spare engine impairment at RRPF (7)	—	—	11.5	—
Income tax rate change (8)	—	—	—	39.7
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$—	$11.5	$39.7
Net income, excluding tax adjustments and other items (non-GAAP)	$39.9	$40.1	$162.7	$125.2

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Diluted earnings per share (GAAP)	$0.81	$1.11	$2.99	$2.28
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.12	$1.11	$4.53	$3.48
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In the third quarter of 2022, we made the decision to exit our rail business in Russia. As a result, we recorded losses associated with the impairment of the net assets.
(3)    In the second quarter of 2022, we made the decision to sell the Specialized Gas Vessels. As a result, we recorded losses associated with the impairments of these assets.
(4)    Reserve recorded as part of an executed agreement for anticipated remediation costs at a previously owned property, sold in 1974.
(5)    Write-off of unamortized deferred financing costs associated with the early redemption of our $150 million 5.625% Senior Notes due 2066.
(6)    Deferred income tax adjustment due to an enacted corporate income tax rate reduction in Austria in 2022.
(7)    Impairment losses related to aircraft spare engines in Russia that RRPF does not expect to recover.
(8)    Deferred income tax adjustment due to an enacted corporate income tax rate increase in the United Kingdom in 2021.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Total Assets, Excluding Cash, by Segment
Rail North America	$6,405.4	$6,347.2	$6,183.7	$6,101.6	$5,976.8
Rail International	1,554.3	1,634.5	1,677.9	1,689.2	1,672.2
Portfolio Management	970.9	1,010.3	1,031.5	1,040.0	1,019.6
Other	348.2	351.7	366.0	366.4	351.5
Total Assets, excluding cash	$9,278.8	$9,343.7	$9,259.1	$9,197.2	$9,020.1
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(596.3)	$(180.3)	$(649.3)	$(344.3)	$(566.0)
Commercial paper and bank credit facilities	16.3	20.0	18.6	18.1	20.7
Recourse debt	6,353.1	5,964.4	6,256.9	5,887.5	6,029.8
Operating lease obligations	259.0	266.7	273.4	286.2	292.1
Finance lease obligations	—	—	—	1.5	—
Total debt and lease obligations, net of unrestricted cash	$6,032.1	$6,070.8	$5,899.6	$5,849.0	$5,776.6
Shareholders’ Equity	$1,940.5	$1,981.5	$2,060.8	$2,019.2	$1,976.9
Recourse Leverage (1)	3.1	3.1	2.9	2.9	2.9
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$9,875.4	$9,524.2	$9,908.6	$9,541.7	$9,586.3
Less: cash	(596.6)	(180.5)	(649.5)	(344.5)	(566.2)
Total Assets, excluding cash	$9,278.8	$9,343.7	$9,259.1	$9,197.2	$9,020.1

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	37.5%	18.3%	9.3%	(0.7)%	(8.1)%
Average renewal term (months)	33	34	30	37	32
Fleet Rollforward (2)
Beginning balance	101,272	100,452	101,570	101,341	102,144
Cars added	772	1,414	943	959	742
Cars scrapped	(506)	(594)	(547)	(358)	(947)
Cars sold	(249)	—	(1,514)	(372)	(598)
Ending balance	101,289	101,272	100,452	101,570	101,341
Utilization	99.6%	99.4%	99.3%	99.2%	99.2%
Average active railcars	100,783	100,079	100,253	100,658	100,467
Boxcar Fleet Rollforward
Beginning balance	10,315	10,283	12,946	12,809	12,659
Cars added	—	85	352	421	277
Cars scrapped	(91)	64	(109)	(184)	(127)
Cars sold	—	(117)	(2,906)	(100)	—
Ending balance	10,224	10,315	10,283	12,946	12,809
Utilization	100.0%	99.9%	99.8%	99.7%	98.4%
Average active railcars	10,267	10,239	10,856	12,747	12,432
Rail Europe Statistics
Fleet Rollforward
Beginning balance	27,470	27,192	27,109	26,840	26,727
Cars added	277	347	225	333	213
Cars scrapped/sold	(46)	(69)	(142)	(64)	(100)
Ending balance	27,701	27,470	27,192	27,109	26,840
Utilization	99.4%	99.9%	99.0%	98.7%	98.1%
Average active railcars	27,489	27,158	26,850	26,562	26,310
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	80.3%	79.8%	79.9%	76.3%	75.2%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	0.1%	(0.1)%	2.6%	6.6%	7.9%
Year-over-year Change in U.S. Carloadings (chemical) (4)	3.1%	4.9%	9.4%	5.6%	5.6%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(10.4)%	(13.1)%	(15.3)%	(4.5)%	(3.6)%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	47,461	46,208	42,993	37,779
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2)    Excludes boxcar fleet.
(3)    As reported and revised by the Federal Reserve.
(4)    As reported by the Association of American Railroads (AAR).
(5)    As reported by the Railway Supply Institute (RSI).
(6)    Not available, not published as of the date of this release.